Exhibit 23.2

Consent of Independent Auditor

Daseke, Inc.

15455 Dallas Parkway, Suite 550

Addison, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-216854 and 333-218306) and Form S-8 (No. 333-218386) of Daseke, Inc. of our report dated February 1, 2018, relating to the consolidated financial statements of Lyons Capital, LLC, which appears in this Form 8-K/A.

/s/ BDO USA, LLP
February 12, 2018